INDIA GLOBALIZATION CAPITAL, INC.

NYSE MKT: IGC

# Acquiring Distressed Mining Assets

www.indiaglobalcap.com

February 2014

# Disclaimer

- Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "post", "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," "confident" or "continue" or the negative of those terms. These statements are not a guarantee of future developments and are subject to risks, uncertainties and other factors, some of which are beyond IGC's control and are difficult to predict. Consequently, actual results may differ materially from information contained in the forward-looking statements as a result of future changes or developments in our business, our competitive environment, infrastructure demands, Iron ore availability and governmental, regulatory, political, economic, legal and social conditions in China and India.
- The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. Other factors and risks that could cause or contribute to actual results differing materially from such forward-looking statements have been discussed in greater detail in the Prospectus to this offering as well as in IGC's Schedule 14A, and Form 10-K for FYE 2013.

# Background

- IGC is a mining, materials and infrastructure company focused on acquiring distressed mining assets that can generate revenue and profits in 6 to 18 months.
- We have operating subsidiaries in India & China held through Mauritius and Hong Kong.



# Indian Operations

- In India, IGC has:
  - Deep ties with iron ore mines
  - The capability to ship iron ore to China
  - Access to ports and crushers
- Indian mines have been closed for export since July 2010. They are expected to reopen in 2014.
- Prior to mine closure, IGC had $200M in backlog of orders for iron ore.
- India is the fourth largest producer of iron ore behind China, Australia, and Brazil.



# Inner Mongolia

- IGC acquired four mine sites in Inner Mongolia with iron sand deposits.
- IGC also acquired three beneficiation plants that process low grade iron ore to high grade iron ore.


Ulaanbaatar
Mongolia
Beijing
North Korea
©2012 Google
Map data ©2012 Google, SK M&C, ZENRIN

# Iron Ore Beneficiation (Dry)

- The iron ore beneficiation process starts with loading trucks with sand containing mineralized iron ore.



- The sand is passed through a bank of dry magnets (dry process) that separates iron ore from the sand, producing iron ore that is about 35% Fe.



# Iron Ore Beneficiation (Wet)

- The output of the dry process is then washed using water and passed through wet magnetic separators.
- This produces 66% Fe content high grade iron ore that is sold to the steel mills.
- The slurry produced by the wet process is used to water shrubs that are planted in the area, providing ground cover and creating a green environment.





# 2014 Projection

- IGC expects to start processing iron ore in one plant using the mineralized sand from its current mine and a mine located 30 miles away that has about 8 MT of 20% FE grade iron ore.
- Our off-take agreement can be operational in 2014.

| Daily output | | 333 MT | 667 MT | 1,000 Mt |
|---|---|---|---|---|
| Annual | Metric Ton (MT) | 100,000 | 200,000 | 300,000 |
| Revenue | At $120/MT | $12.0M | $24.0M | $36.0M |
| Profit | At $16/MT | $1.6M | $3.2M | $4.8M |

# Opportunity

- IGC has an option to invest directly in the mine.
- Processing all 8 million tons of 20% Fe iron ore would result in just over 2 million tons of high-grade iron ore.
  - Revenue: $240 million
  - Profit: $60 million
- In addition there is an estimated 42 million tons of 40% non-magnetite iron ore.

# Market

- China imports over 50% of the iron ore that is shipped


Global Iron Ore Imports
China
EU27
Japan
South Korea
Others

In 2011, China imported 642 million tons of iron ore, In 2012, it imported 743.6 million tons.

# Market Predictions

- China steel vs. USA steel making:
  - Almost 90% of Chinese steel is made in blast oxygen furnaces, which use iron ore
  - Almost 60% of USA steel is made in electric arc furnaces, which use recycled scrap steel

- Market Predictions:
  - Based on Global and China's GDP growth rate.
  - Based on China's demand for iron ore and global demand for steel.
  - Government policy towards mining and infrastructure build-out.

# Market Predictions (cont.)

- Goldman Sachs report dated May 8, 2013:
  - Price to hold relatively steady due to low port inventories in China
- Morgan Stanley report dated April 23, 2013:
  - Seaborne iron ore market to offer insufficient quantity until 2015, when production can catch up.
  - In the immediate future, undersupply will be compounded by increased Chinese demand.

# Goals

- Short Term:
  - Strengthen the supply chain for raw materials.
  - Goal of producing between 100,000 to 200,000 MT per year.
- Medium Term:
  - Expand capacity through accretive acquisitions of distressed properties to diversify asset portfolio.
- Long Term:
  - Acquire distressed mining assets that can produces revenue in excess of $100 million per year.
  - Begin Indian ore movement if mines are re-opened.





# Management Team

- **Mr. Ram Mukunda – CEO, Executive Chairman, President and Director**
  - Graduated from University of Maryland. Engineering and math background.
  - Founded Startec Global Communications. IPO 1997, Nasdaq.
  - Worked at Intelsat, the worlds largest satellite consortium.
  - Worked on Wall Street in the bond market.

- **Mr. Daniel Ngai – General Manager, China and Interim Chief Financial Officer**
  - Graduated Cum Laude from University of Massachusetts, B.S. Engineering, and George Washington University School of Business.
  - Ran a company in Canada and Hong Kong with 150 employees, responsible for P&L and all reporting.
  - Worked on the Ironman acquisition in Inner Mongolia.
  - Lives with family in Hong Kong. Speaks English, Mandarin, and Cantonese.

- **Mr. Belur Ramkishan – General Manager, India**
  - Graduated from University of Mysore, India.
  - Has expertise in iron ore, export/import, mining, and trading.
  - Responsible for all operations and back office support in India.